Consent Of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Financial Statements and Experts" in the Prospectus/Proxy Statement and to the incorporation by reference to the Registration Statement on Form N-14AE and related Prospectus/ Proxy Statement of Evergreen Select Fixed Income Trust (Evergreen Select Limited Duration Fund), of this reference and of our report dated August 12, 1997 on the CoreFunds, Inc. Short Term Income Fund.


                                                           /s/ERNST & YOUNG LLP


Philadelphia, Pennsylvania
April 13, 1998





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